Exhibit 99.1

report of independent registered public accounting firm

To the Board of Directors and Stockholders of
Ceelox, Inc.

We have audited the accompanying balance sheets of Ceelox, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ceelox, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has negative working capital and a stockholder’s deficit, significant current and cumulative losses and negative operating cash flows.  Furthermore, the Company’s cash and working capital positions as of December 31, 2009 are not sufficient to complete its planned activities for the upcoming year.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan regarding those matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.
Roseland, New Jersey
March 31, 2010

CEELOX, INC.
BALANCE SHEETS

	December 31,
	2009	2008

ASSETS
Current assets:
Cash	$125,141	$115,800
Accounts receivable	15,813	6,666
Inventory	40,172	40,166
Prepaids and other current assets	7,200	8,275
Total current assets	188,326	170,907

Property and equipment, net	18,617	33,982
Software development costs, net	7,997	19,094
Patents and trademarks, net	109,063	125,310
Total assets	$324,003	$349,293

LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$210,281	$198,417
Advances, related party	5,199,796	4,616,204
Shareholder advances	134,735	-
Convertible notes payable, related party	371,105	342,287
Convertible note – bridge loans	406,512	-
Total current liabilities	6,322,429	5,156,908

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 undesignated shares, authorized; none issued and outstanding

Common stock, $0.0001 par value: Authorized 250,000,000 shares;
Issued: 96,260,813 shares at December 31, 2009 and 75,303,863 shares at December 31, 2008; Outstanding: 94,853,813 at
December 31, 2009 and 73,896,863 at December 31, 2008	9,626	7,530
Additional paid-in capital	15,832,360	14,790,118
Accumulated deficit	(21,780,412)	(19,545,263)
Treasury stock, 1,407,000 shares at cost	(60,000)	(60,000)
Total stockholders’ deficit	(5,998,426)	(4,807,615)
Total liabilities and stockholders’ deficit	$324,003	$349,293

See  NOTES TO FINANCIAL STATEMENTS

CEELOX, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2009	2008

Revenue:
Hardware and software	$-	$13,637
Licensing	71,446	51,017
Contract revenue	36,360	24,360
Total Revenue	107,806	89,014

Operating costs and expenses:
Costs of hardware sales	22,297	40,783
Marketing, general and administrative	2,106,860	2,751,596
Depreciation and amortization	47,670	64,700
Research and development	16,262	33,380
Total costs and expenses	2,193,089	2,890,459

Operating loss	(2,085,283)	(2,801,445)

Other income (expenses):
Interest and amortization of financing fees	(157,382)	(681,337)
Other income	7,516	7
Total other income (expenses)	(149,866)	(681,330)

Net loss	$(2,235,149)	$(3,482,775)

Basic and diluted loss per share	$(0.03)	$(0.05)

Weighted average shares basic and diluted	81,328,994	73,606,452

Payroll and related benefits
(Includes stock-based compensation):

Consulting	$589,500	$53,750
Marketing, general and administrative	$64,516	$84,265

See NOTES TO FINANCIAL STATEMENTS

CEELOX, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional
	Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2007	74,053,863	$7,405	$14,652,228	$(60,000)	$(16,062,488)	$(1,462,855)

Issuance of common stock for
consulting services	1,250,000	125	53,625			53,750

Stock based compensation			84,265			84,265

Net loss for 2008					(3,482,775)	(3,482,775)

Balance at December 31, 2008	75,303,863	$7,530	$14,790,118	$(60,000)	$(19,545,263)	$(4,807,615)

Issuance of common stock
through subscription	7,777,778	778	349,222			350,000

Issuance of common stock for
consulting services	13,179,172	1,318	588,182			589,500

Discount on issuance of
convertible bridge loans			40,322			40,322

Stock based compensation			64,516			64,516

Net loss for 2009					(2,235,149)	(2,235,149)

Balance at December 31, 2009	96,260,813	$9,626	$15,832,360	$(60,000)	$(21,780,412)	$(5,998,426)

See NOTES TO FINANCIAL STATEMENTS

CEELOX, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss:	$(2,235,149)	$(3,482,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred finance fees	11,834	-
Depreciation of equipment	20,327	22,863
Loss on disposal of assets	976	-
Amortization of software development costs, patents and trademarks	27,344	41,837
Stock based compensation expense paid to employees	64,516	84,265
Stock based compensation expense paid to consultants	589,500	53,750
Effect on cash of changes in operating assets and liabilities:
Accounts receivable	(9,147)	39,312
Inventory	(6)	(31,617)
Prepaid and other current assets	1,075	-
Accounts payable, accrued liabilities, deferred revenue and all other current liabilities	157,401	720,276
NET CASH USED IN OPERATING ACTIVITIES	(1,371,329)	(2,552,089)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,938)	(4,463)
Costs incurred for patent and software development	-	(12,161)
NET CASH USED IN INVESTING ACTIVITIES	(5,938)	(16,624)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	350,000	-
Advances from related party	466,873	2,632,186
Proceeds from related party shareholder advances	134,735	-
Proceeds from issuance of convertible notes – bridge loans	435,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,386,608	2,632,186

NET INCREASE IN CASH	9,341	63,473
CASH:
Beginning of year	115,800	52,327
End of year	$125,141	$115,800

Supplemental disclosure of non-cash investing and financing activities
Discount on convertible bridge loans	$40,322	$-
Capitalization of accrued interest into convertible debt	$28,819	$26,651

See NOTES TO FINANCIAL STATEMENTS

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS
1.	Nature of Business

Ceelox Inc. (the “Company”, “Ceelox”, or “Ceelox Inc.”) was incorporated in the State of Florida and commenced operations on September 17, 2003.  The Company offers software solutions and devices that deliver biometric identity-based user access authentication, verification, and data and email encryption.  We believe application, system or data that would benefit from strong access control is improved by the Company’s products.  The Company’s biometric authentication provides strong protection against identity theft, and our solutions also meet regulatory requirements for two-factor authentication.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

 The amounts reported for accounts receivable, accounts payable, and accrued liabilities are considered to approximate fair values based upon comparable market information available at the respective balance sheet dates.  The Company adopted Accounting Standards Codification (“ASC”) 820 for financial assets and liabilities measured on a recurring basis.  ASC 820 applies to all financial assets and financial liabilities that are being measured and reported on a fair value basis and requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.  The Company has not elected the fair value option for financial instruments not already carried at fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. Ceelox Inc.’s allowance for doubtful accounts is determined using a combination of factors to ensure that Ceelox Inc.’s trade and unbilled receivables balances are not overstated due to uncollectibility.  The Company performs ongoing customer credit evaluation within the context of the industry in which it operates, does not require collateral, and maintains allowances for potential credit losses on customer accounts when deemed necessary.  A specific allowance for a doubtful account up to 100% of the invoice will be provided for any problematic customer balances.  Delinquent account balances are written-off after management has determined that the likelihood of collection is not possible.  For all periods presented, Ceelox Inc. had no allowance for doubtful accounts.

Inventory

Inventories consist of computer equipment merchandise that is in its finished form and ready for sale to end-user customers. Inventories are recorded at the lower of average cost or market.  In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories.  Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred.  Our inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand.  We use our best estimates of all available information to establish reasonable inventory quantities.  However, these conditions may cause our inventories to become obsolete and/or excessive.  We review our inventories periodically for indications that reserves are necessary to reduce the carrying values to the lower of cost or market values.  For all periods presented, Ceelox Inc. determined that no reserves were necessary.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.	Summary of Significant Accounting Policies (continued)

Property and Equipment

Computer equipment, computer software and furniture and fixtures are stated at cost and depreciated on a straight-line basis over an estimated useful life of five years.  Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in results from operations.

Software Development Costs, Patents and Trademarks

The Company capitalizes certain direct software development costs based upon stages of development. Capitalization of software development costs begins upon the establishment of technological feasibility.  The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies.  Capitalization ceases upon the products market introduction.  Amortization of software development cost is computed on an individual product basis on the straight-line method over the estimated economic life ranging from three to five years, and begins when a product is available for general release to customers.

Patents and trademarks costs consist of internal and external costs relating to the filing patents and costs of licensing trademarks.  Patent and trademark costs are recorded at cost and amortized on a straight-line basis over ten years, the expected period of future utility and economic benefit.

 Impairment of Long-Lived Assets and Other Intangible Assets

Ceelox Inc. evaluates the recoverability of long-lived assets with finite lives in accordance with ASC 350.  Intangible assets, including purchased technology and other intangible assets, are carried at cost less accumulated amortization.  Finite-lived intangible assets are being amortized on a straight-line basis over their estimated useful lives of five to ten years.  ASC 350 requires recognition of impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value amount of an asset may not be recoverable.  An impairment charge is recognized in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.  A significant impairment of finite-lived intangible assets could have a material adverse effect on Ceelox Inc.’s financial position and results of operations.  For all periods presented, Ceelox Inc. determined that no impairment charges were incurred.

Revenue Recognition

Overview

We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collection is reasonably assured.  If any of these criteria are not met, we defer recognizing the revenue until such time as all criteria are met.  Determination of whether or not these criteria have been met may require us to make judgments, assumptions and estimates based upon current information and historical experience.

Ceelox markets its software products direct to commercial customers, to Value Added Resellers and Systems Integrators and to Original Equipment Manufacturers (“OEM”).  Revenue may have four components: 1) license software revenue which provides a right to use Ceelox software products on a per seat/client or per server basis for an unlimited period; 2) software maintenance 3) hardware, such as fingerprint readers and flash memory devices and 4) professional services, primarily installation support.  The Company also performs custom software development on a limited basis when necessary to support significant account or revenue opportunities.

Ceelox has developed suggested retail pricing for all revenue components which include volume related discounting where appropriate.  In addition the Company may negotiate prices on an individual case basis for significant volume or significant account opportunities.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.	Summary of Significant Accounting Policies (continued)

Hardware and Software Revenue

The Company recognizes hardware revenue upon invoicing.  Invoicing is triggered upon shipping.  In products that have a hardware and software component that is not broken out in the Company’s pricing, such as with Ceelox Portable Vault that includes hardware in the form of flash memory, the Company considers the value of the hardware to be de minimis and records the sale under the Software/Hardware classification.

Software License Revenue

License software revenue is recognized at the time of invoicing.  Invoicing is timed with shipment or delivery of licensed software.  The Company warrants that its software is free from material defects and will replace any defective products with a functional replacement.

Maintenance includes customer access to and right to software bug fixes and new releases of the company’s software.  These releases are made available to customers who download releases at their discretion.  The Company’s licensed software includes first-year maintenance.  Subsequent year maintenance is offered, at a percentage of the initial software license revenue, on an annual basis on the anniversary of the original purchase date.  When deemed material, this revenue is amortized over the life of the license agreement on a straight-line basis.

Contract Revenue

Professional Services: Our customers occasionally request professional services support related to server installation support.  The Company recognizes professional services revenue at the time the support is provided.  Billing is on a rate per day basis.

Custom Software Development: Revenues from multi-element arrangements are allocated to the individual elements based upon relative fair values using vendor-specific objective evidence of fair value.  Revenues received from customers where all revenue recognition criteria have not been established are deferred until such criteria have been achieved.

Research and Development

The Company expenses research and development costs as they are incurred.

Advertising and marketing costs

The company expenses advertising and marketing costs as they are incurred.  Such costs for the years ended December 31, 2009 and 2008 amounted to approximately $29,000 and $200,000, respectively.

Stock-Based Compensation and Equity Incentive Plans

For the years ended December 31, 2009 and 2008, the Company maintained a stock plan covering equity grants including stock options and warrants. (See Note 14, “Equity Incentive and Stock-Based Compensation Plan,” for a detailed description of the Company’s plans.)

The Company accounts for stock-based compensation in accordance with ASC 718.  The standard requires the measurement and recognition of compensation expense in the Company’s statement of operations for all share-based payment awards made to Ceelox Inc. employees, directors and consultants including employee stock options, non-vested equity stock and equity stock units, and employee stock purchase grants.  Stock-based compensation expense is measured at grant date, based on the estimated fair value of the award, reduced by an estimate of the annualized rate of expected forfeitures, and is recognized as expense over the employees’ expected requisite service period, generally using the straight-line method.  In addition, ASC 718 requires the benefits of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow, rather than as an operating cash flow as prescribed under previous accounting rules.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.	Summary of Significant Accounting Policies (continued)

Stock-Based Compensation and Equity Incentive Plans (continued)

Ceelox Inc.’s forfeiture rate represents the historical rate at which Ceelox Inc.’s stock-based awards were surrendered prior to vesting. ASC 718 requires forfeitures to be estimated at the time of grant and revised on a cumulative basis, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Computation of (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing the earnings (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share is calculated by dividing the earnings (loss) by the weighted average number of common shares and potentially dilutive securities outstanding during the period.  Potentially dilutive common shares consist of incremental common shares issuable upon exercise of stock options, warrants and shares issuable upon the conversion of convertible notes.  The dilutive effect of the convertible notes is calculated under the if-converted method.  The dilutive effect of outstanding shares is reflected in diluted earnings per share by application of the treasury stock method.  This method includes consideration of the amounts to be paid by the employees, the amount of excess tax benefits that would be recognized in equity if the instruments were exercised and the amount of unrecognized stock-based compensation related to future services.  No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.  Accordingly, we did not include 240,941,931 and 133,732,258 of potentially dilutive options, warrants and convertible debt instruments at December 31, 2009 and 2008 respectively.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board issued an update to existing guidance on accounting for arrangement with multiple deliverables.  This update will allow companies to allocate consideration received for qualified separate deliverables using estimated selling price for both delivered and undelivered items when vendor-specific objective evidence or third-party evidence is unavailable.  Additional disclosures discussing the nature of multiple element arrangements, the types of deliverables under the arrangements, the general timing of their delivery, and significant factors and estimates used to determine the estimated selling prices will be required.  This guidance is effective prospectively for interim and annual periods after June 15, 2010.  We have not yet determined the impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162 (“SFAS 168”)”.  The statement confirmed that the  FASB Accounting Standards Codification  (the “Codification”) will become the single official source of authoritative U.S. GAAP (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force (“EITF”), and related literature.  After that date, only one level of authoritative U.S. GAAP will exist.  All other literature will be considered non-authoritative.  The Codification does not change U.S. GAAP; instead, it introduces a new structure that is organized in an easily accessible, user-friendly online research system.  The Codification, which changes the referencing of financial standards, became effective for interim and annual periods ending after September 15, 2009.  There are no other changes to the content of the Company’s financial statements or disclosures as a result of the implementation.  The Company has included references to authoritative accounting literature in accordance with the Codification.

In May 2009 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 165, “Subsequent Events” (“SFAS 165”) (FASB Codification “ASC 855-10”).  ASC 855-10 establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  See Note 17 for related disclosure.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.	Summary of Significant Accounting Policies (continued)

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, which provides additional guidance to improve disclosures regarding fair value adjustments.  This guidance requires two new disclosures: (1) transfers in and out of Level 1 and 2 measurements and the reasons for the transfers, and (2) a gross presentation of activity within the Level 3 roll forward.  The guidance also includes clarifications to existing disclosure requirements on the level of disaggregation and disclosures regarding inputs and valuation techniques.  The guidance applies to all entities required to make disclosures about recurring and nonrecurring fair value measurements.  The effective date of this guidance is the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 roll forward information, which is required for annual reporting periods beginning after December 15, 2010 and for interim reporting periods within those years.  The Company is currently evaluating the impact this guidance will have on its financial statement disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

3.	Going Concern and Management’s Plans

The Company exited out of its development stage effective January 1, 2007.  From inception (September 17, 2003) through December 31, 2006, the Company was in its development stage and, therefore, was principally engaged in software development, marketing and capital acquisition activities.

During the years ended December 31, 2009 and 2008, the Company was engaged in significant advertising and marketing activities directed at generating interest in its fully developed products.  During these periods, the Company incurred net losses of $(2,235,149) and $(3,482,775), respectively.

As indicated in the accompanying financial statements, at December 31, 2009, the Company had approximately $125,000 in cash and approximately $6,134,000 and $6,000,000 in negative working capital and stockholders’ deficit, respectively.  For the years ended December 31, 2009 and 2008, the Company had a net loss of approximately $2,235,000 and $3,483,000, respectively, and utilized approximately $1,371,000 in cash for operations.  Further, losses are continuing subsequent to December 31, 2009.  These factors, among others, indicate that the Company is in need of additional financing in order to continue its planned activities for the year that began on January 1, 2010.  Management is planning to raise capital or locate a candidate to merge with.  These factors, among others, indicate that the Company may be unable to continue operations as a going concern.  No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

The Company continues to be dependent upon cash receipts from the sale of common stock to third parties and the funding from a related party.  However, remaining cash reserves from these activities are insufficient to sustain the Company’s operations until substantial revenue production can be achieved, which is not currently projected for the near term.  As a result, management curtailed operating activities, and minimized cash outflows during the years ended December 31, 2009 and December 31, 2008.  Management’s plans to sustain its operations rely on the continuing financial support from the related party and the sale of common stock in private placement or public transactions.  There can be no assurances that the affiliate will continue to fund the working capital requirements of the Company or that the sale of common stock in private or public placement transactions or the reverse merger transaction dated February 12, 2010 will result in sufficient cash to fund operations at current levels, if any.  Management also plans to continue its aggressive marketing efforts related to its completed software products during the next twelve months.

As more fully discussed in Note 6, the Company granted CIP, LLC, a related party, an exclusive, fully paid-up, royalty-free, irrevocable, perpetual, worldwide, transferable, assignable license, with the right to sublicense in and to all of Ceelox's intellectual property. Additionally and in connection with the License Agreement, the Company entered into a Software Services Agreement with CIP, LLC, whereby CIP, LLC agreed to pay Ceelox's costs associated with marketing its products and maintaining and developing Ceelox's products based on its biweekly cash burn rate, net of sales collections. Any amount of revenues in excess of expenses generated by Ceelox would be for the benefit of CIP, LLC. Either party could terminate the agreement whereby the intellectual property assigned to CIP, LLC would revert back to the Company in consideration of all previous monies advanced to Ceelox plus reassignment consideration, (approximately $5.4 million at December 31, 2009). Pursuant to a License Reacquisition Letter  Agreement entered into on February 12, 2010, CIP agreed to assign its rights in the License Agreement and Software Services Agreement to Nicaragua Rising, Inc., Ceelox parent company pursuant to the merger (see Footnote 17 Subsequent Events), in exchange for the issuance of 10,271,203 shares of Nicaragua Rising Inc.'s ("Nicaragua") common stock to CIP, LLC at such time as CIP, LLC determines in its sole discretion that adequate financing to support the Company's business will be obtained from an unrelated third party.  The contractual terms of the agreement between Nicaragua and Ceelox remain unchanged.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.	Going Concern and Management’s Plans (continued)

The Company cannot assure that they will be able to secure adequate financing to support our future business, or that if it does secure what the Company believes to be adequate funding, CIP, LLC may not believe in its sole discretion that any such funding will be adequate to support our business plan. If Ceelox does not reacquire its rights to the intellectual property covered by the License Agreement, CIP, LLC could in the future determine to exploit the Company's technology without having to pay Ceelox any royalties on any revenues they generate.

4.	Property and Equipment

Property and equipment, net consist of the following at December 31, 2009 and 2008:

	2009	2008
Office equipment and furniture	$121,078	$116,116
Less: Accumulated Depreciation	102,461	82,134

Property and equipment, net	$18,617	$33,982

Depreciation expense for the years ended December 31, 2009 and 2008 amounted to $20,327 and $22,863, respectively.

5.	Software Development Costs, Patents, and Trademarks

3.
Software development costs, patents, and trademarks consist of the following as of December 31, 2009 and 2008:

	2009	2008
Software development costs	$153,685	$153,685
Patents and trademarks	162,471	162,471
	316,156	316,156
Less: Accumulated amortization	199,096	171,752

Software development costs, patents, and trademarks, net	$117,060	$144,404

Amortization expense for the years ended December 31, 2009 and 2008 amounted to $27,344 and $41,837, respectively.

6.	Advances to Related Party

On July 20, 2007 the Company granted a related party an exclusive, fully paid-up, royalty-free, irrevocable, perpetual, worldwide, transferable, assignable, license, with the right to sublicense in and to all the Companies intellectual property (the “License Agreement”).  Subject to the License Agreement the Company maintains all of its right, title and interest in and to the intellectual property.  The License Agreement was effective immediately and continues indefinitely, unless and until terminated by mutual agreement.  Additionally and in connection with this agreement, the Company entered into a Software Services Agreement with the related party whereby they agreed to pay the Company costs associated with marketing its products and maintaining and developing our products based on our biweekly cash burn rate, net of sales collections.

The agreements contain a provision allowing for the reassignment of the intellectual property back to the Company at both the option of the Company and the affiliate, each option independent of the other.  Under these options the Company may reacquire all its rights granted in the exclusive license agreement above for an amount equal to the total costs paid under this agreement plus 25 percent in cash or in common equity at a conversion rate of $0.05625 (“Reacquisition Fee”).  On February 12, 2010 CIP LLC agreed to transfer, under certain conditions, the licensing and software services agreement to Nicaragua Rising, Inc. See Note 3.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.	Advances from Related Party

During the years ended December 31, 2009 and 2008, the Company received advances under this agreement of $466,873 and $2,632,185, respectively. Interest accrued for the years ended December 31, 2009 and 2008 amounted to $116,718, and $658,047, respectively.

Total advances including the reacquisition fee, which is being treated as interest expense, amounted to $5,199,796 and $4,616,205 as of December 31, 2009 and 2008, respectively.

Additionally, the Company received additional advances of $431,676 through March 31, 2010.

8.	Convertible Notes Payable Related Party

At December 31, 2009 and 2008, convertible notes payable due to related party consisted of the following:

	Principal	Accrued Interest	Balance
Balance January 1, 2008	$300,705	14,931	$315,636
Interest accrued December 31, 2008	-	26,651	26,651
Balance December 31, 2008	300,705	41,582	342,287
Interest accrued December 31, 2009	-	28,818	28,818
Balance December 31, 2009	$300,705	$70,400	$371,105

Under this agreement, the instrument was convertible into common stock at a conversion rate of $0.15. As of December 31, 2009, the debt was convertible into approximately 2,474,000 shares of common stock.

The Company is in default of the agreement for convertible notes payable due to related party.  Interest expense for the years ended December 31, 2009 and 2008 amounted to $28,819 and $26,651, respectively.

9.	Convertible Notes Payable – Bridge Loans

In August of 2009 the Company entered in to a convertible note subscription agreement with certain accredited investors.  The offering was for $1.5 million in convertible notes and common stock purchase warrants.

The notes are due and payable upon the earlier of:

1.	Two years from the date of issuance
2.
The date of completion, by the Company, of a transaction pursuant to which it becomes a majority-owned subsidiary of a publicly-traded company along with a simultaneous financing in the minimum amount of $1,500,000 (for purposes hereof this shall be referred to as a “Reverse Merger”), or

3.	The date on which the Company is acquired in a non-Reverse Merger transaction whereby a non-affiliated third-party acquires 50% or more of the Company’s capital stock (“Third-Party Acquisition”).

The notes are convertible, at the holder’s option, into the Company’s Common Stock or in connection with a Reverse Merger such public company’s common stock in accordance with the following terms:

1.
Upon completion by the Company of a Reverse Merger and financing in the minimum amount of $1,500,000 the conversion price of the Notes shall be equal to the price of the securities sold in connection with such Reverse Merger and the Notes shall convert at the holder’s option into shares of the public company at such offering price,

2.
Upon completion of either: (a) a Third-Party Acquisition, (b) a Reverse Merger without a financing, or (c) a Reverse Merger with a financing in an amount less than $1,500,000, then the conversion price of the Notes shall be $0.09 per share, or

3.	If, after twelve months from the date of issuance, the Company does not complete a transaction described in 1 or 2 above, the conversion price shall be at the option of the holder, either:
a.	$0.06 per share of the Company’s Common Stock, or
b.	At a price equal to any other securities sold by the Company prior to the conversion of the Notes.

As noted in Footnote 17, Subsequent Events, the Company completed a reverse merger transaction on February 12, 2010. This transaction established a conversion price and warrant strike price of $0.09 per share consistent with term 2 above.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10.	Convertible Notes Payable – Bridge Loans (continued)

Purchasers in this offering are granted warrants to purchase that number of shares of Common Stock equal to the principal amount of their Note divided by the applicable conversion price of the Notes as described above and the exercise price per share shall be equal to the conversion price of the Notes.

The Company had issued $435,000 of notes under this subscription agreement through December 31, 2009 and an additional $60,000 through January 15, 2010. The Company determined that, based upon the contractual terms of the agreement, the maximum number of warrants to be issued would be 4,833,333 and has calculated a discount in the amount of $40,322 and is amortizing this amount on a straight line basis over the term of the agreement.  The Company considered the guidance under ASC 815 in evaluation of whether an embedded feature is considered indexed to a Company’s own stock.  The Company determined that the guidance did not apply and the debt did qualify as conventional convertible debt.

11.	Shareholder Advances

The Company received an advance of $134,735 from a related party shareholder in October of 2009. In February 2010 the advance was converted to a Bridge Loan as described in Note 10.

12.	Stockholders’ Deficit

Warrants: The following table summarizes the activity related to warrants for the period from January 1, 2008 through December 31, 2009:

Warrants
January 1, 2008	49,384,488
Granted	-
Exercised	-
Cancelled or expired	-
December 31, 2008	49,384,488
Granted	100,000
Exercised	-
Cancelled or expired	(38,500)
December 31, 2009	49,445,988

The warrants expire at various dates ranging from June 1, 2010 through December 31, 2014 and have an average exercise price of $0.395.

Issuance of common stock for services

The Company issued 250,000 shares of common stock in 2008.  The value of the stock issued under this agreement was $43,750.

During 2008, the Company entered into an agreement with a consultant for advisory and investment banking services.  For consideration of the services the Company issued 1,000,000 shares of common stock which was valued at $10,000.

Sale of common stock through subscription

During May, June and July of 2009, pursuant to a Stock Subscription Agreement, the Company issued 7,777,778 shares of common stock for proceeds of $350,000.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12.	Stockholders’ Deficit (continued)

Business Development Services

During 2009, the Company entered into an agreement for business development services.  As compensation for these services, the Company issued 1,000,000 shares of common stock to this entity and issued 100,000 shares to an affiliate of this entity.  The value of the shares issued under this agreement aggregated $49,500.

Services Agreement

On October 1, 2009 the Company renewed its services agreement with The Ashcroft Group as an advisor company with certain modifications. The services include supporting software marketing and sales opportunities with commercial and government accounts; advise the Company on government regulation and security requirements; endorsement of the Company’s security products; and advise and assist the Company in identifying and securing financing.

In consideration of such services described above, Company will pay to The Ashcroft Group an amount of $20,000 each calendar quarter.  In addition, Company issued warrants to purchase 100,000 shares of Company common stock upon execution of this agreement. The warrant will be a three-year warrant, exercisable at a price of $0.09.  The Company also modified the exercise price of the previously issued warrant to purchase 500,000 shares of Company common stock to $0.09 and extended the term to September 30, 2012.  The compensation expense resulting from the issuance of the 100,000 warrant shares and the modification of existing warrants held by The Ashcroft Group was deemed immaterial. Company will also pay a commission to The Ashcroft Group in an amount equal to 5.0% of the gross collected revenue from opportunities resulting from this agreement.  Finally the Company further agrees to compensate The Ashcroft Group for assisting Company identifying financing between 1 percent and 5 percent depending upon the amount of financing secured.

Investment Banking Agreement

In July 2009, the Company entered into an agreement with a firm for investment banking and financial advisory services. As consideration for these services, pursuant to the Agreement, the Company (i) in partial consideration for all Advisory Services to be rendered under the Agreement, the Company issued the firm 12,079,172 shares of common stock on October 15, 2009 having a value of approximately $540,000, (ii) a non refundable due diligence review fee of $45,000 and 12 consecutive monthly payments of $15,000 (iii) an advisory fee of 7% of the total gross consideration of cash, equity, debt or property attributed to a business combination or any financing obtained through the advisory firm.  This agreement was further amended on February 12, 2010 whereby Nicaragua Rising, Inc. issued shares for these services.

The agreement includes a $200,000 breakup fee which would be payable upon the Company terminating the agreement or entering into a merger agreement without written consent of the advisory firm and reimbursement of reasonable expenses. Either the Company or the advisory firm can terminate the Agreement at any time upon 30 days prior written notice to the other party after the two month anniversary of the Agreement. At that time, all compensation earned through the date of termination would be due.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

13.	Income Taxes

Income tax benefit resulting from applying statutory rates in jurisdictions in which we are taxed (Federal and State of Florida) differs from the income tax provision (benefit) in our financial statements. The following table reflects the reconciliation for the years ended December 31 2009 and 2008:

Year ended December 31
	2009	2008
Benefit at federal and statutory rate	(34) %	(34) %
Change in valuation allowance	34%	34%
Effective tax rate	0%	0%

Deferred income taxes arise from temporary differences in the recognition of certain items for income tax and financial reporting purposes. The approximate tax effects of significant temporary differences which comprise the deferred tax assets and liabilities are as follows:

	Year ended December 31
	2009	2008
Net operating loss carryforward	$5,590,000	$4,866,000
Property and equipment	(4,400)	(4,000)
Compensation arising from share-based payment	332,000	310,000
Amortization of intangible assets	5,400	(1,000)
Valuation allowance	(5,923,000)	(5,171,000)
Net deferred tax assets (liabilities)	$-	$-

As of December 31, 2009, we have $16,441,000 in net operating loss carry forward that, subject to limitation, may be available in future tax years to offset taxable income.  The net operating loss carry forwards expire through 2028.

The amount of income taxes and related income tax positions taken are subject to audits by federal and state tax authorities. As of December 31, 2009, the Company’s most recently filed income tax return dates are as of December 31, 2008, and generally three years of income tax returns commencing with that date are subject to audit by these authorities.  Our estimate of the potential outcome of any uncertain tax positions is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time, pursuant to ASC 740.  ASC 740 requires a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  The Company’s policy is to record a liability for the difference between the benefit recognized and measured pursuant to ASC 740 and tax position taken or expected to be taken on the tax return.  Then, to the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made.  The Company reports tax-related interest and penalties as a component of income tax expense. During the periods reported, management of the Company has concluded that no significant tax position requires recognition under ASC 740.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14.	Equity Incentive and Stock Based Compensation Plan

Stock Option Plans

The Company has one stock option plan under which grants are currently outstanding: the 2007 Stock Option Plan (the “Plan”). Grants under the Plan typically have a requisite service period of 36 months, have straight-line or graded vesting schedules and expire not more than ten years from date of grant.

The Plan was approved by the board on January 2, 2007.  The Plan provides for the issuance of various types of incentive awards.  The Board of Directors reserved 15% of the fully diluted outstanding shares in January 2007 for issuance under this plan.

As of December 31, 2009, 11,706,488 shares of the 30,958,655 shares approved under the Plan remain available for grant.  The Plan is Ceelox Inc.’s only plan for providing stock-based incentive compensation to eligible employees, executive officers and non-employee directors and consultants.

General Stock Option Information

The following table summarizes stock option activity under 2007 Plan for the years ended December 31, 2009 and 2008, and information regarding stock options outstanding, exercisable, and vested and expected to vest as of December 31, 2009.

	Number of	Weighted Average	Weighted Average
	Options	Exercise Price	Contractual Term
Outstanding at January 1, 2008	541,027	$0.22	8.85 years
Granted	19,936,270	$0.02	4.60 years
Exercised	-		$
Cancelled/Forfeited	(418,180)	$0.18	0.00 years
Outstanding at December 31, 2008	20,059,117	$0.03	4.65 years
Granted	700,000		$
Exercised	-		$
Cancelled/Forfeited	(1,506,950)	$0.18
Outstanding at December 31, 2009	19,252,167	$0.03	4.65 years

		Weighted
		Average Life	Weighted Average	Options	Weighted Average
Range of Exercise Prices	Options O/S	(Years)	Price	Exercisable	Price
0.01 – 0.045	19,080,000	3.56	0.022	18,897,342	-
0.07 – 0.175	172,167	6.46	0.120	169,214	0.172

As of December 31, 2009 and December 31, 2008, there was $131,153 and $293,518 of total unrecognized compensation cost, net of expected forfeitures, related to unvested stock-based compensation arrangements granted under the stock option plans.  That cost is expected to be recognized over a weighted-average period of 3 years and 3.5 years.  The total fair value of options exercisable at December 31, 2009 and 2008 was $134,499 and $68,976 respectively.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

14.	Equity Incentive and Stock Based Compensation Plan (continued)

Stock-Based Compensation

Stock Options

During the years ended December 31, 2009 and 2008, Ceelox Inc. granted 700,000 and 19,936,270 stock options, respectively, with an estimated total grant-date fair value of $10,058 and $304,890, respectively.  During the years ended December 31, 2009 and 2008, Ceelox Inc. recorded stock-based compensation related to stock options of $64,516 and $84,265, respectively.

Valuation Assumptions

Ceelox Inc. estimates the fair value of stock options using the lattice model.  The lattice model determines the fair value of stock-based compensation and is affected by Ceelox Inc.’ stock price on the date of the grant as well as assumptions regarding a number of highly complex and subjective variables.  These variables include expected volatility, expected dividend rate, suboptimal exercise behaviors, estimated post vesting forfeiture rate and expected risk-free rate of return.  The assumptions for expected volatility and estimated post vesting forfeiture rate are the two assumptions that significantly affect the grant date fair value.  If actual results differ significantly from these estimates, stock-based compensation expense and Ceelox Inc.’ results of operations could be materially impacted.

The fair value of stock awards is estimated as of the grant date using the lattice option-pricing model assuming a dividend yield of 0% and the additional weighted-average assumptions as listed in the following tables:

	Years Ended
	2009	2008

Stock Option Plans
Expected stock price volatility	50%	50%
Risk free interest rate	2.99%	1.94% -2.82%
Expected term (in years)	1-2	1-2
Weighted-average fair value of stock options granted	$0.02	$0.02

15.	Commitments and Contingencies

Lease Obligations

The Company leases the corporate office facility under a non-cancelable operating lease that commenced in May of 2008 and expires April of 2010.  Minimum lease payments through the expiration date amount to approximately $13,192.  Rent expense for the years ended December 31, 2009 and 2008 was approximately $41,000 and $96,000, respectively.  The lease was extended to December 31, 2009 and is currently under renegotiation.

Employment agreements

In April 2008, the Company signed employment agreements with two officers.  The agreements are for a period of 5 years.  The base salary is $150,000 and $150,000, respectively.   The employees were also granted stock options to purchase 12,630,000 and 5,750,000 shares, respectively.

16.	Concentrations

For the years ended December 31, 2009 and 2008, the Company had two and five major customers, which represented approximately 92% and 82% of the respective years’ revenue.  Accounts receivable from these customers at December 31, 2009 and 2008 were $12,180 and $487, respectively.

CEELOX, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

17.	Subsequent Events

Nicaragua-Ceelox Share Exchange

On February 12, 2010 (the “Merger Date”), pursuant to the share exchange agreement between Ceelox, certain shareholders of Ceelox, Nicaragua Rising Inc. (“Nicaragua Rising”) and Nicaragua Rising's majority shareholder, Nicaragua Rising exchanged 1 share of Nicaragua Rising common stock for every 9 shares of Ceelox common stock (the “Merger”).  As a result of the Merger, Ceelox became a majority-owned subsidiary of Nicaragua Rising.

On November 5, 2009, the majority beneficial shareholder of Ceelox acquired 98.5% of the issued and outstanding common stock of Nicaragua Rising for aggregate consideration of $335,000.  Accordingly, the Merger involved the exchange of shares between companies under common control, which is treated similar to the pooling of interests method of accounting for business combinations.  The net assets of Ceelox and Nicaragua Rising will be combined at their respective net asset value at the date common control was established, November 5, 2009, and no goodwill will be recorded as a result of the Merger.

The historical financial statements of Ceelox for periods prior to this transaction are considered to be the historical financial statements of the combined entities as the substance of the transaction is a reverse merger or recapitalization of Ceelox with and into a shell company, Nicaragua Rising.  Ceelox is the accounting acquirer as its shareholders obtained control of the combined entities as a result of the Merger.

Consulting Agreement

On February 1, 2010, the Company entered into an agreement with a consultant to perform such investor relations, public relations and other similar services as may be reasonably requested by Ceelox.  Such services may include, but shall not be limited to: (i) the introduction and implementation of marketing programs and other resources to Ceelox, (ii) the identification of capable individuals who may be considered as potential board members and/or officers of Ceelox and (iii) the identification and pursuit of strategic alliances for Ceelox.  In consideration of services performed and to be performed by Consultant, Ceelox shall deliver the following to Consultant: (i) 500,000 shares of Ceelox common stock and (ii) an option to purchase 1,250,000 shares of Ceelox common stock with an exercise price of $.11 per share and a five (5) year term.  Such option shall be in such form and subject to such terms and conditions as are typical in stock options of similar nature and size.

Retained Search Agreement

On February 1, 2010, the Company engaged a retained executive search firm.  The Company agreed to a fee for service that is a cash and stock amount equal to a percentage of the hired executive’s first year on target earnings with a minimum total fee of $100,000.  Half of the fee will be paid in cash and half will be paid in the form of an immediate stock grant of 625,000 shares of the Company’s Common stock which was due on signing.  The Company does not expect the fee to exceed $100,000.

Warrant Cancellation and Reissue for Financing Fees

On February 4, 2010, as an inducement to continue funding its working capital requirements, the Company entered into an agreement with a related party lender to cancel all existing warrants held by the lender and to reissue the same with a term of five years at a price of $0.40 per share.

Bridge Loan Financing

On January 3, 2010, the Company entered into additional bridge loan financing amounting to $60,000. See note 8 for discussion on the terms related to this financing arrangement.

Advances from Related Party

The Company received $431,676 in additional advances under this agreement. See note 7 for discussion on the terms related to this financing arrangement.

Evaluation
The Company has performed an evaluation of subsequent events through March 31, 2010, the date the Company issued these financial statements.